Exhibit 99.1

Community Shores Reports Third Quarter 2007 Earnings

MUSKEGON, Mich., Oct. 30, 2007 (PRIME NEWSWIRE) -- Community Shores Bank Corporation (Nasdaq:CSHB), Muskegon's only locally-headquartered independent community banking organization, today reported a net loss of $103,000, or $0.07 per diluted share, for the third quarter of 2007 compared with net income of $363,000, or $0.25 per diluted share, for the third quarter of 2006, and $18,000, or $0.01 per diluted share, reported in the second quarter of 2007. Nine months year-to-date, earnings were $143,000, and $0.10 per diluted share, compared with $1.07 million and $0.73 per share for the prior-year nine-month period. Year-over-year results reflect strong loan growth, offset by the impact of margin compression, deteriorating asset quality, and increased noninterest expense due to branch expansion activities.

Heather D. Brolick, president and CEO of Community Shores Bank Corporation, commented, "This has been a challenging banking environment, not only for Community Shores, but also for the industry, and Michigan banks in particular. Margin compression has limited revenue growth, and the decline in asset quality has taken profits from the bottom line. Nonetheless, our organization has grown over the past twelve months - in terms of asset size, number of branches, and more lenders offering more products. The results have been strong loan growth, a growing deposit market share, and an increasingly diversified stream of fee income."

The Company's net interest income remained relatively unchanged at $2.1 million for both the third quarter of 2007 and 2006 in spite of a 12% increase in earning assets over the last twelve months; this resulted from the net interest margin declining 50 basis points between the two period ends. The net interest margin declined only 8 basis points compared to the linked quarter. Ms. Brolick commented, "Decreases to the Company's net interest margin are slowing. The recent 50 basis point rate cut should have a neutral to positive effect on the fourth quarter given the repricing opportunities on the deposit side."

Noninterest income was $417,000 for the third quarter of 2007, a 9.5 percent and 1.7 percent decline from the prior-year and linked quarters, respectively. Ms. Brolick added, "There has been volatility in the Company's noninterest income over the past year mostly related to the Bank's new revenue sources: SBA lending and mortgage banking. Unfortunately these strategies have been somewhat hampered by the soft Michigan economy and real estate climate; however, we remain firmly optimistic about future contributions that will be derived from these areas once the economy recovers."

Noninterest expense totaled $2.3 million for the third quarter of 2007, an increase of $398,000, or 21.1 percent, above the third quarter of 2006. Salaries and benefits accounted for approximately 74 percent of the increase due to the addition of 18 FTE employees, including staffing for the mortgage banking start-up during the second quarter of 2007. Additionally, increased FDIC insurance premium assessments of $34,000 per quarter and branch expansion activities, including the relocation of the Company's Grand Haven branch in September 2007, had an impact on this quarter's results.

Assets at September 30, 2007 totaled $267.3 million, an increase of $20.3 million or 8.2 percent year-to-date (10.9 percent annualized). For the same nine-month period, total loans, excluding loans held for sale, grew $22.5 million, or 10.9 percent (14.5 percent annualized), to $230.9 million. Ms. Brolick commented, "We have been selective in the loans we chose to originate. Most of our growth has been in commercial real estate, and the vast majority of these loans are collateralized by owner-occupied properties."

Nonperforming assets (including 90 days delinquent and OREO) were $4 million, or 1.48 percent of period-end assets, at September 30, 2007, compared with $3.2 million, or 1.21 percent of assets, for the linked quarter, and $1.5 million, or 0.64 percent of assets, for the year-ago quarter. Ms. Brolick stated, "The decline in our asset quality reflects the broader impact of Michigan's economic environment across all sectors. We have been diligent in our effort to identify early signs of weakness in our loan portfolio, and at the present time, we believe that we are adequately reserved." The allowance for loan and lease losses was 1.35 percent of total loans at September 30, 2007, up from 1.26 percent and 1.24 percent from the linked and prior-year quarters, respectively.

Ms. Brolick concluded by saying, "Despite our disappointing third quarter results, we believe we are well positioned for stronger performance going forward. We have completed significant investments in our infrastructure and our personnel, and our expenses are leveling off. Our margin is stabilizing; we have strong loan growth, and we believe we have identified present weaknesses within our loan portfolio. Our fee-based initiatives, especially mortgage banking, are ramping up to provide a more consistent source of revenue for our Company."

About the Company

Community Shores Bank Corporation is the only independent community banking organization headquartered in Muskegon. The Company serves businesses and consumers in the western Michigan counties of Muskegon and Ottawa from four branch offices. Community Shores Bank opened for business in January 1999, and has grown to $267 million in assets. The Company's stock is listed on the NASDAQ Capital Market under the symbol 'CSHB.' For further information, please visit the Company's web site at: www.communityshores.com.

Forward Looking Statements

This news release contains comments or information that constitute forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) that are based on current expectations that involve a number of risks and uncertainties. Actual results may differ materially from the results expressed in forward-looking statements. Factors that might cause such a difference include changes in interest rates and interest rate relationships; demand for products and services; the degree of competition by traditional and non-traditional competitors; changes in banking regulation; changes in tax laws; changes in prices, levies, and assessments; the impact of technological advances; governmental and regulatory policy changes; the outcomes of contingencies; trends in customer behavior as well as their ability to repay loans; changes in the national and local economy; and other factors, including risk factors, referred to from time to time in filings made by Community Shores with the Securities and Exchange Commission. Community Shores undertakes no obligation to update or clarify forward-looking statements, whether as a result of new information, future events or otherwise.

                       COMMUNITY SHORES BANK CORPORATION
                       CONSOLIDATED FINANCIAL HIGHLIGHTS

 (dollars in                         Quarterly
  thousands   -------------------------------------------------------
  except per     2007        2007       2007       2006       2006
  share data)   3rd Qtr     2nd Qtr    1st Qtr    4th Qtr    3rd Qtr
              ----------  ---------- ---------- ---------- ----------
 EARNINGS

  Net interest
   income          2,099       2,057      1,988      2,126      2,164
  Provision for
   loan and
   lease losses      407         268        127        202        217
  Noninterest
   income            417         424        455        380        461
  Noninterest
   expense         2,284       2,209      2,047      1,958      1,886
  Pre tax
   income
   (expense)        (175)          4        269        346        522
  Net Income        (103)         18        229        247        363
  Basic
   earnings
   per share  $    (0.07) $     0.01 $     0.16 $     0.17 $     0.25
  Diluted
   earnings
   per
   share      $    (0.07) $     0.01 $     0.15 $     0.17 $     0.25
  Average
   shares
   outstanding 1,468,800   1,468,800  1,468,733  1,466,800  1,449,191
  Average
   diluted
   shares
   outstanding 1,474,236   1,481,462  1,488,589  1,489,014  1,476,876

 PERFORMANCE
  RATIOS
  Return on
   average
   assets          -0.16%       0.03%      0.37%      0.41%      0.62%
  Return on
   average
   common
   equity          -2.51%       0.44%      5.64%      6.16%      9.33%
  Net interest
   margin           3.44%       3.52%      3.48%      3.80%      3.94%
  Efficiency
   ratio           90.78%      89.02%     83.85%     78.13%     71.84%
  Full-time
   equivalent
   employees          84          86         82         72         66

 CAPITAL
  End of
   period
   equity to
   assets           6.12%       6.23%      6.52%      6.53%      6.66%
  Tier 1
   capital
   to end of
   period
   assets           6.16%       6.34%      6.58%      6.60%      6.74%
  Book value
   per
   share      $    11.14  $    11.09 $    11.17 $    10.99 $    10.82

 ASSET QUALITY
  Gross loan
   charge-offs       101          69        101        205        112
  Net loan
   charge-offs        92          60         88        200        107
  Net loan
   charge-offs
   to avg loans
   (annualized)     0.16%       0.11%      0.17%      0.39%      0.21%
  Allowance for
   loan and
   lease losses    3,111       2,796      2,588      2,549      2,547
  Allowance for
   losses to
   total loans      1.35%       1.26%      1.26%      1.23%      1.24%
  Past due and
   nonaccrual
   loans (90
   days)           3,099       2,356      1,942      1,131      1,394
  Past due and
   nonaccrual
   loans to
   total loans      1.34%       1.06%      0.94%      0.54%      0.68%
  Other real
   estate and
   repossessed
   assets            870         810        887        419        123
  NPA +90 day
   past due to
   total assets     1.48%       1.21%      1.12%      0.63%      0.64%

 END OF PERIOD
  BALANCES
  Loans          230,892     221,921    205,983    207,597    205,041
  Total earning
   assets        249,757     243,643    235,491    231,712    223,902
  Total assets   267,284     261,305    251,549    246,981    238,377
  Deposits       225,216     228,115    217,602    214,282    205,456
  Shareholders'
   equity         16,363      16,290     16,404     16,119     15,868

 AVERAGE
  BALANCES
  Loans          227,546     213,402    207,449    206,365    202,432
  Total earning
   assets        247,069     237,008    231,944    226,880    222,200
  Total assets   264,112     253,577    247,639    240,486    233,400
  Deposits       223,540     216,749    213,807    206,514    196,493
  Shareholders'
   equity         16,411      16,430     16,251     16,035     15,569

                                                 Year to date
                                             ---------------------
 (dollars in thousands  except per              2007       2006
  share data)                                ---------- ----------

 EARNINGS
  Net interest income                             6,144      6,352
  Provision for loan and lease losses               802        519
  Noninterest income                              1,297      1,137
  Noninterest expense                             6,540      5,432
  Pre tax income (expense)                           99      1,538
  Net Income                                        143      1,069
  Basic earnings per share                   $     0.10 $     0.74
  Diluted earnings per share                 $     0.10 $     0.73
  Average shares outstanding                  1,468,771  1,440,976
  Average diluted shares outstanding          1,485,129  1,470,930

 PERFORMANCE RATIOS
  Return on average assets                         0.07%      0.62%
  Return on average common equity                  1.17%      9.42%
  Net interest margin                              3.48%      3.91%
  Efficiency ratio                                87.89%     72.54%
  Full-time equivalent employees                     84         66

 CAPITAL
  End of period equity to assets                   6.12%      6.66%
  Tier 1 capital to end of period assets           6.16%      6.74%
  Book value per share                       $    11.14 $    10.82

 ASSET QUALITY
  Gross loan charge-offs                            271        637
  Net loan charge-offs                              240        585
  Net loan charge-offs to avg loans (annualized)   0.22%      0.30%
  Allowance for loan and lease losses             3,111      2,547
  Allowance for losses to total loans              1.35%      1.24%
  Past due and nonaccrual loans (90 days)         3,099      1,394
  Past due and nonaccrual loans to total loans     1.34%      0.68%
  Other real estate and repossessed assets          870        123
  NPA +90 day past due to total assets             1.48%      0.74%

 END OF PERIOD BALANCES
  Loans                                         230,892    205,041
  Total earning assets                          249,757    223,902
  Total assets                                  267,284    238,377
  Deposits                                      225,216    205,456
  Shareholders' equity                           16,363     15,868

 AVERAGE BALANCES
  Loans                                         216,206    196,018
  Total earning assets                          238,729    219,169
  Total assets                                  255,171    229,368
  Deposits                                      218,068    195,451
  Shareholders' equity                           16,365     15,134

                    Community Shores Bank Corporation
              Condensed Consolidated Statements of Income
                                (Unaudited)

                  Three Months Three Months  Nine Months  Nine Months
                      Ended        Ended        Ended        Ended
                     09/30/07     09/30/06     09/30/07     09/30/06
                   -----------  -----------  -----------  -----------

 Interest and
  dividend income
 Loans, including
  fees             $ 4,518,411  $ 4,098,809  $12,844,252  $11,468,639
 Securities
  (including FHLB
  dividends)           213,087      181,241      632,891      541,281
 Federal funds
  sold and other
  interest income        2,898        7,095      121,238      126,834
                   -----------  -----------  -----------  -----------
  Total interest
   income            4,734,396    4,287,145   13,598,381   12,136,754
 Interest expense
  Deposits           2,306,697    1,833,631    6,628,072    5,050,865
 Repurchase
  agreements and
  federal funds
  purchased and
  other debt           139,248      107,957      279,755      218,640
 Federal Home Loan
  Bank advances
  and notes
  payable              189,736      181,588      546,643      515,328
                   -----------  -----------  -----------  -----------
  Total interest
   expense           2,635,681    2,123,176    7,454,470    5,784,833

 Net interest
  Income             2,098,715    2,163,969    6,143,911    6,351,921
 Provision for
  loan losses          406,675      216,873      802,006      518,625
                   -----------  -----------  -----------  -----------
 Net interest
  income after
  provision for
  loan losses        1,692,040    1,947,096    5,341,905    5,833,296
 Noninterest income
 Service charges
  on deposit
  accounts             253,075      239,155      700,132      733,444
 Mortgage loan
  referral fees          9,995            0        9,995        1,437
 Gain on sale of
  loans                 34,427      124,610      239,007      141,013
 Gain on sale of
  securities                 0            0        1,986            0
 Gain (loss) on
  disposal of
  equipment                378            0          458         (124)
 Other                 119,547       97,015      345,120      261,250
                   -----------  -----------  -----------  -----------
  Total
   noninterest
   income              417,422      460,780    1,296,698    1,137,020

 Noninterest
  expense
 Salaries and
  employee
  benefits           1,288,097      992,048    3,709,793    2,930,124
 Occupancy             146,642      100,828      430,217      275,902
 Furniture and
  equipment            170,928      113,069      480,927      311,323
 Advertising            38,037       90,778      128,865      174,570
 Data Processing       109,820       93,185      327,216      289,463
 Professional
  services             131,020      166,603      403,602      424,394
 Other                 399,612      329,173    1,059,198    1,026,462
                   -----------  -----------  -----------  -----------
  Total
   noninterest
   expense           2,284,156    1,885,684    6,539,818    5,432,238

 Income before
  income taxes        (174,694)     522,192       98,785    1,538,078
 Federal income
  tax expense          (71,690)     159,045      (44,616)     469,347
                   -----------  -----------  -----------  -----------
 Net Income        $  (103,004) $   363,147  $   143,401  $ 1,068,731
                   ===========  ===========  ===========  ===========

 Weighted average
  shares
  outstanding        1,468,800    1,449,191    1,468,771    1,440,976
                   ===========  ===========  ===========  ===========
 Diluted average
  shares
  outstanding        1,474,236    1,476,893    1,485,129    1,471,044
                   ===========  ===========  ===========  ===========
 Basic income per
  share            $     (0.07) $      0.25  $      0.10  $      0.74
                   ===========  ===========  ===========  ===========
 Diluted income
  per share        $     (0.07) $      0.25  $      0.10  $      0.73
                   ===========  ===========  ===========  ===========

                      Community Shores Bank Corporation
                  Condensed Consolidated Statements of Condition

                                Sept 30,    December 31,    Sept 30,
                                  2007          2006          2006
                               (Unaudited)    (Audited)    (Unaudited)
                              ------------  ------------  ------------

 ASSETS
 Cash and due from financial
  institutions                $  3,901,052  $  3,398,155  $  4,134,507
 Interest-bearing deposits
  in other financial
  institutions                      66,121        72,115        54,455
 Federal funds sold                      0     5,600,000       450,000
                              ------------  ------------  ------------
  Total cash and cash
   equivalents                   3,967,173     9,070,270     4,638,962

 Securities
  Available for sale            13,550,547    13,184,437    13,096,118
  Held to maturity               5,248,034     5,257,835     5,261,103
                              ------------  ------------  ------------
   Total securities             18,798,581    18,442,272    18,357,221

 Loans held for sale               921,623       165,070            --

 Loans                         229,970,365   207,432,376   205,040,775
 Less: Allowance for loan
  losses                         3,111,096     2,549,016     2,546,827
                              ------------  ------------  ------------
   Net loans                   226,859,269   204,883,360   202,493,948

 Federal Home Loan Bank stock      404,100       404,100       411,500
 Premises and equipment, net    12,641,544    10,958,821     8,431,199
 Accrued interest receivable     1,369,554     1,249,680     1,105,749
 Other assets                    2,322,197     1,807,258     2,938,675
                              ------------  ------------  ------------
   Total assets               $267,284,041  $246,980,831  $238,377,254
                              ============  ============  ============

 LIABILITIES AND
  SHAREHOLDERS' EQUITY
 Deposits
   Non interest-bearing       $ 18,175,949  $ 17,179,082  $ 17,810,068
   Interest-bearing            207,040,122   197,103,330   187,645,924
                              ------------  ------------  ------------
    Total deposits             225,216,071   214,282,412   205,455,992

 Federal funds purchased and
  repurchase agreements         13,506,499     4,494,614     5,026,652
 Federal Home Loan Bank
  advances                       6,000,000     6,000,000     6,000,000
 Subordinated debentures         4,500,000     4,500,000     4,500,000
 Notes payable                   1,106,043       400,000       400,000
 Accrued expenses and other
  liabilities                      592,300     1,185,180     1,126,753
                              ------------  ------------  ------------
   Total liabilities           250,920,913   230,862,206   222,509,397

 Shareholders' Equity
   Common Stock, no par value:
    9,000,000 shares
    authorized, 1,468,800
    issued at September 30,
    2007 and 1,466,800 issued
    at December 31, 2006, and
    September 30, 2006         13,296,462    13,274,098    13,274,098
   Retained earnings            3,171,175     3,027,774     2,781,193
   Accumulated other
    comprehensive deficit        (104,509)     (183,247)     (187,434)
                             ------------  ------------  ------------

   Total shareholders' equity  16,363,128    16,118,625    15,867,857
                             ------------  ------------  ------------
   Total liabilities and
    shareholders'
    equity                   $267,284,041  $246,980,831  $238,377,254
                             ============  ============  ============

CONTACT:  Community Shores Bank Corporation
          Heather D. Brolick, President and CEO
            1-231-780-1845
            hbrolick@communityshores.com
          Tracey A. Welsh, Senior Vice President and CFO
            1-231-780-1847
            twelsh@communityshores.com